MEMORANDUM
                    NUVEEN TAX-FREE UNIT TRUST, SERIES 1274
                               FILE NO. 333-74942

The Prospectus and the Indenture filed with Amendment No. 1 of the Registration Statement on Form S-6 have been revised to reflect information regarding the execution of the Indenture and the deposit of bonds on December 20, 2001, and to set forth certain statistical data based thereon. In addition, there are a number of other changes from the Prospectus as originally filed to which reference is made, including a change in the individual trusts constituting the Fund. All references to the Units, prices and related statistical data will apply to each trust of the Fund and the Units thereof individually.

Except for such updating, an effort has been made to set forth below certain of the changes and also to reflect the same by redlining the marked counterparts of the Prospectus submitted with the Amendment.
FORM S-6

FACING SHEET. The file number and 487 election are now shown.

THE PROSPECTUS

The "Estimated Long-Term Return" and "Estimated Current Return" to Unitholders under each Trust under each of the distribution plans;

Public Offering Price and estimated distributions for each of the Trusts;

The Date of the Deposit;

The size and number of Units of each of the Trusts;

The estimated daily accrual of interest under the plans of distribution for each of the Trusts;

Data regarding the composition of the portfolio of each Trust;

Disclosure regarding the states' economic and legislative matters relevant to investors of state trusts;

Concentrations of issues by purpose in each Trust;

The schedule of investments for each Trust, including the notes thereto;

Descriptions of the opinions of the special tax counsel for state trusts;

The Record Dates and Distribution Dates for interest distributions for each Trust;

The Statements of Condition for each Trust and the Accountant's Report with regard thereto; and

The amount of the Trustee's Fee.

CHAPMAN AND CUTLER

Chicago, Illinois


December 20, 2001